 Exhibit 99.1
RESIGNATION NOTICE

May 1, 2011

Clear-Lite Holdings, Inc.
102 NE 2nd Street, PMB 400
Boca Raton, FL 33432-3908

I hereby resign as Board Member, Chairman of the Board of Directors, Chief Executive Officer, and President, of Clear-Lite Holdings, Inc., (the “Company”).  My resignation shall be effective immediately.

My resignation is not the result of any disagreement with the Company on any matter relating to its operation policies, or practices.  I have decided to leave the Company due to a medical condition that will require my utmost focus.

Sincerely,

/s/Milton C. Ault, III

Milton C. Ault, III